EXHIBIT 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

February 23, 2011

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in Amendment No. 1 to Form 8-K dated February 14, 2011, of Polar Wireless Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal, our audits of April 30, 2010 and 2009, and our review of their interim periods ending July 31 and October 31, 2010.  We cannot confirm or deny that the appointment of Fazzari & Partners LLP, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission
       Office of the Chief Accountant
       100 F Street, NE
       Washington, DC 20549
       202-551-5300 Phone
       202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107 (888)727-8251 Fax: (888)782-2351